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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ----------------

                                   FORM 8-K/A
                                Amendment No. 2

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report :      October 10, 1997



                         Commission File Number 0-26662


                                  PANACO, Inc.
             (Exact name of registrant as specified in its charter)


                                    Delaware

                 (State or other jurisdiction or incorporation)


                                  43 - 1593374
                        (IRS Employer Identification No.)


    1050 West Blue Ridge Boulevard, PANACO Building,
              Kansas City, MO                                   64145-1216
         (Address of principal executive offices)                Zip Code)



      Registrant's telephone number, including area code: (816) 942 - 6300







--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Item 2.           Acquisition or Disposition of Assets


     On July 17, 1997 PANACO, Inc. agreed to acquire Goldking Companies, Inc. and on July 30, 1997 entered into the Restated Merger Agreement with The Union Companies, Inc. ("Union"), Leonard C. Tallerine, Jr. and Mark C. Licata, (together, the "Shareholders"). Prior to the merger, Messrs. Tallerine and Licata owned all of the capital stock of Union. Union was a holding company which owned directly or indirectly all of the capital stock of Goldking Companies, Inc., Goldking Oil and Gas Corp., Goldking Trinity Bay Corp., Goldking Production Company, Hill Transportation Co., Inc. and Umbrella Point Gathering, L.L.C. Union was merged into a newly formed subsidiary of PANACO, Goldking Acquisition Corp. ("Goldking"). The transaction was closed on July 31, 1997. Goldking will be operated as a wholly owned subsidiary of PANACO. Leonard
C. Tallerine, Jr., will remain as Chairman and CEO of Goldking and become a Vice-President and a Director of PANACO and Mark C. Licata will become Vice-President-General Counsel and a Director of PANACO.

     Goldking was founded in 1968 and began by exploring for oil and gas along the Texas and Louisiana Gulf Coast. It grew as an independent oil and gas company by sponsoring limited partnership drilling funds during the 1970's and early 1980's, eventually participating in the drilling of over 1,000 wells and operating over 420 wells during the period of 1981 to 1986. Goldking began converting the limited partnership interests into working interests in the mid to late 1980's. It emphasized contract operating activities, while providing sound operating results and financial conservatism for the working interest owners. Since the acquisition by the Messrs. Tallerine and Licata in 1991, Goldking returned to its exploration and production roots as an aggressive independent explorationist, producer and operator.

     With the acquisition PANACO obtained estimated additional proved reserves of 50 Bcf equivalent as of July 1, 1997 from approximately 178 wells located throughout the Gulf Coast, along with another estimated 75 Bcf equivalent of probable and possible reserves. The acquisition included a sizable and attractive portfolio of exploration prospects developed using 3-D seismic data, an extensive development program and a seasoned staff of 17 oil and gas professionals experienced in all aspects of Gulf Coast operations. PANACO acquired two pipelines as a part of the transaction. The acquisition gives PANACO a prominent position in the currently very active Lower Frio/Vicksburg area in Trinity Bay, Chambers County, Texas with existing production, exploration prospects generated using recent 3-D seismic data and significant pipeline capacity.

     Goldking brings to PANACO a complement of reserves with approximately 43% of its proved reserves in oil and an average reserve life of over twelve years. The acquisition also increases PANACO's presence in the onshore and state waters area of the Gulf Coast, where Goldking has a good reputation, name recognition and expertise and experience in operations. Over the last eighteen months Goldking has had a 67% success rate on wells drilled with the support of 3-D seismic. Over 88% of its reserves are operated, giving the Company control over its reserves. This has allowed Goldking to increase its proved reserves by more than five times since 1995 and increase total reserves by more than six times since 1995.

     The purchase price for the transaction consisted of $7,500,000 in cash, $6,000,000 in notes and 3,154,930 PANACO common shares. Of the cash portion, $6,500,000 was advanced on PANACO's revolving bank loan. Goldking had $13,000,000 in net liabilities as of July 31, 1997. A finder's fee was paid to First Union Capital Markets Corp. with 84,000 PANACO common shares. The transaction will be accounted for as a purchase, with the value of the PANACO common shares recorded at $4.45 per share.



                            Goldking Oil & Gas Corp.
                                    Well List

Lease Name                                Field                  County       State   Reservoir              WI      NRI


CRAWFORD 161 NO. 2               ANGELINA                  JEFFERSON           TX  UVIGERINA                27.61    20.83

GREAT RIVER DEEP                 BASTIAN BAY               PLAQUEMINES         LA  LUBBEN/PRAIRIE           33.33    25.07

S/L 14267 EXTENSION              BASTIAN BAY               PLAQUEMINES         LA  G-A (P) SAND             33.33    25.07

S/L 14267 NO. 1                  BASTIAN BAY               PLAQUEMINES         LA  7870' SAND               33.33    25.07

S/L 14267 NO. 2                  BASTIAN BAY               PLAQUEMINES         LA  G-A (P) SAND             33.33    25.07

S/L 14267 NO.2(BP1)              BASTIAN BAY               PLAQUEMINES         LA  G-C (P) SAND             33.33    25.07

S/L 14267 NO.2(BP2)              BASTIAN BAY               PLAQUEMINES         LA  G-B (P) SAND             33.33    25.07

S/L 14267 NO.2(BP3)              BASTIAN BAY               PLAQUEMINES         LA  G-III (O) SAND           33.33    25.07

SCHWING NO. 1                    BAYOU SORREL              IBERVILLE           LA  CIB HAZ                  57.13    40.58

BAYOU TORTILLION LOC. 1          BAYOU TORTILLION          PLAQUEMINES         LA  9750' SAND               16.67    12.49

SCOTT PAPER GU NO. 2-1           BIG ESCAMBIA              ESCAMBIA            AL  SMACKOVER                -         0.10

GIANELLONI NO. 1                 BURTVILLE N.              E. BATON ROUGE      LA  11000' DEEP              89.27    68.56

GIANELLONI NO. 4 TWIN            BURTVILLE N.              E. BATON ROUGE      LA  9650' SAND               89.30    67.48

MIAMI CORP "J" NO. 1             CHENIERE PERDUE           CAMERON             LA  A RA SUA                 17.12    14.27

MIAMI CORP "J" NO. 4             CHENIERE PERDUE           CAMERON             LA  E SAND RA SUA            31.05    23.85

MIAMI CORP "J" NO. 5             CHENIERE PERDUE           CAMERON             LA  D SAND                   31.05    23.85

MIAMI CORP "J" NO. 6             CHENIERE PERDUE           CAMERON             LA  F SAND                   53.86    40.61

MIAMI CORP "O" NO. 3             CHENIERE PERDUE           CAMERON             LA  9100                     40.79    32.71

MIAMI CORP "O" NO. 4             CHENIERE PERDUE           CAMERON             LA  9100                     40.79    32.71

MIAMI CORP "O" NO. 6             CHENIERE PERDUE           CAMERON             LA  8990' SAND               43.93    31.21

MIAMI CORP "O" NO. 7             CHENIERE PERDUE           CAMERON             LA  B-1 SAND                 35.28    28.55

I.P. FARMS NO. 2U                CHOCOLATE BAYOU, S.       BRAZORIA            TX  FRIO 12,300              6.56     4.78

I.P. FARMS NO. 4                 CHOCOLATE BAYOU, S.       BRAZORIA            TX  FRIO 10,700              6.67     4.78

I.P. FARMS NO. 5                 CHOCOLATE BAYOU, S.       BRAZORIA            TX  FRIO "E" SAND            10.00    7.50

I.P. FARMS NO. 6                 CHOCOLATE BAYOU, S.       BRAZORIA            TX  FRIO MIDDLE              10.00    7.50

CLEMENS LOC. 2                   CLEMENS, SOUTH            BRAZORIA            TX  FRIO SANDS               10.00    7.50

CLEMENS LOC. 3                   CLEMENS, SOUTH            BRAZORIA            TX  FRIO SANDS               10.00    7.50

CLEMENS S/T 8 GU #1              CLEMENS, SOUTH            BRAZORIA            TX  FRIO "A"                 10.00    7.50

BLACKSTONE MIN. A NO. 1          CLEVELAND                 LIBERTY             TX  COCKFIELD A              5.66     4.52

DAVIDSON RANCH CENTRAL
PROCESSING FACILITY
Davidson 15 #1                   DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
Davidson 15 #2                   DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
Davidson 15 #3                   DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
Davidson 15 #4                   DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
Davidson 15 #5                   DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
Davidson 15 #6                   DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
Davidson 15 #7                   DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
Davidson 15 #8                   DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
Davidson 15 #9                   DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
Davidson A #1                    DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
Davidson A #2                    DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
Davidson A #3                    DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
Davidson A #4                    DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
Davidson A #5                    DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
Davidson A #6                    DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
Davidson A #7                    DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
McMullen A #1                    DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
McMullen A #2                    DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
McMullen A #3                    DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
McMullen A #4                    DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
McMullen B #1                    DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
McMullen B #2                    DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
McMullen B #3                    DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
McMullen B #4                    DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
McMullen B #5                    DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
McMullen B #6                    DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
McMullen C #1                    DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
McMullen C #2                    DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
McMullen C #3                    DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
McMullen C #5                    DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
McMullen C #6                    DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
McMullen D #1                    DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
McMullen D #2                    DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
McMullen D #3                    DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
Meybin A #1                      DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
Meybin A #2                      DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
Meybin A #3                      DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
Meybin A #4                      DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
Meybin B #1                      DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
Meybin B #2                      DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
Meybin B #3                      DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
Meybin B #4                      DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
Meybin B #5                      DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
Scheuber A #1                    DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
Scheuber A #2                    DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
Scheuber A #3                    DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
Scheuber A #4                    DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
Scheuber A #5                    DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
Scheuber A #7                    DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
Scheuber B #1                    DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
Scheuber B #2                    DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
Scheuber B #3                    DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
Scheuber B #4                    DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
Scheuber B #5                    DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
Scheuber B #7                    DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
Scheuber B #8                    DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
Wilkins #1                       DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
Wilkins #2                       DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
Wilkins #3                       DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
Wilkins #4                       DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
Wilkins A #1                     DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
Wilkins A #2                     DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
Wilkins A #3                     DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
Wilkins A #4                     DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
Wilkins A #6                     DAVIDSON RANCH            CROCKETT            TX  PENN 7890                  *       *
DAVIDSON, C.E. III NO. 3         DAVIDSON RANCH            CROCKETT            TX  PENNSYLVANIAN 7890        1.28     0.91

DAVIDSON, C.E. III NO. 4         DAVIDSON RANCH            CROCKETT            TX  PENNSYLVANIAN 7890        1.28     0.91

DDAVIDSON RANCHOM JR A 12                                  CROCKETT            TX  PENNSYLVANIAN 7890        1.28     0.96

DAVIDSON, JOE TOM JR. A 2        DAVIDSON RANCH            CROCKETT            TX  PENNSYLVANIAN 7890        1.28     0.96

DAVIDSON, JOE TOM JR. A 4        DAVIDSON RANCH            CROCKETT            TX  PENNSYLVANIAN 7890        1.28     0.96

DEVILLIER, O.C. ET AL 2          DEVILLIER                 CHAMBERS            TX  VICKSBURG                 100.00   78.01

DEVILLIER, O.C. ET AL 5          DEVILLIER                 CHAMBERS            TX  VICKSBURG                 100.00   79.00

DOERING RANCH NO. 2              DOERING RANCH             FRIO                TX  BUDA                      0.08     0.05

FRANK DOERING NO. 1              DOERING RANCH             FRIO                TX  BUDA                      0.08     0.05

FRANK DOERING NO. 3              DOERING RANCH             FRIO                TX  BUDA                      0.08     0.05

R.K. HARLAN NO. 1                DOERING RANCH             FRIO                TX  BUDA                      0.01     0.01

R.K. HARLAN NO. 4                DOERING RANCH             FRIO                TX  BUDA                      0.01     0.01

NE.TCHENIEREAPERDUE NO. 1                                  CAMERON             LA  AMPH B                    51.29    39.26

ELAM UNIT NO. 1-A                EL CAMPO                  WHARTON             TX  YEGUA D-3                 -        0.06

MACH NO. 1                       EL CAMPO                  WHARTON             TX  YEGUA                     -        0.47

BARTOS NO. 1                     EL CAMPO NE               WHARTON             TX  YEGUA                     -        0.03

PROSEN, R.J. NO. 1               FANT                      LIVE OAK            TX  WILCOX 11700              0.99     0.76

DEL VALLE NO. 1                  FORT ST. PHILIP           PLAQUEMINES         LA  G SAND                    43.33    33.45

FORT ST. PHILIP LOC 1            FORT ST. PHILIP           PLAQUEMINES         LA  G SAND                    43.33    33.45

MCLANE TEXAS TRUST E #2          GARWOOD                   COLORADO            TX  FRIO 3200                 0.09     0.07

WILBERTS "C" NO. 1               GROSS TETE                W. BATON ROUGE      LA  ROWE RA SUA               48.10    37.56

HERBERT-BROUSSARD B-1            GUM ISLAND                JEFFERSON           TX  HACKBERRY 4               0.03     0.02

POINT RAY LOC. 2                 HALTER ISLAND             TERREBONNE          LA  UPPER MIOCENE             30.00    22.80

HELIS #1                         IBERIA, S.W.              IBERIA              LA  MA - 5 SAND               37.59    23.09

HELIS #4                         IBERIA, S.W.              IBERIA              LA  MA-3                      36.61    22.49

MCVEA NO. 1                      IRENE                     EAST BATON ROUGE    LA  TUSC "C"                  -        1.27

U TUSC RA SU FIELD UNIT          IRENE                     EAST BATON ROUGE    LA  UPPER TUSC "A" & "B"      -        0.11

A L COX ET AL 33-5 #1            JOHNS                     RANKIN              MS  SMACKOVER                 -        0.24

CALEY T JONES 33-10 NO. 2        JOHNS                     RANKIN              MS  SMACKOVER                 -        0.24

E N ROSS UNIT 34-14 NO. 1        JOHNS                     RANKIN              MS  SMACKOVER                 -        0.28

E N ROSS UNIT 34-14 NO. 3        JOHNS                     RANKIN              MS  SMACKOVER                 -        0.28

LLAKECCOMORES. WIDE UNIT                                   JASPER              MS  SMACKOVER                 -        0.70

MIAMI CORP "D" NO. 2             LITTLE CHENIERE           CAMERON             LA  6400' SAND                -        -

MIAMI CORP "P" NO. 1             LITTLE CHENIERE           CAMERON             LA  7470' SAND                44.16    30.03

MIAMI CORP "S" NO. 2             LITTLE CHENIERE           CAMERON             LA  7080 SD                   -        -

BROUGHTON WE 11-6 #1             LOVETTS CREEK             MONROE              AL  SMACKOVER                 -        2.00

CMONTICELLORBACH NO. 1                                     LAWRENCE            MS  SLIGO                     10.20    7.85

DALTON LABORDE NO.1              NESSER                    E. BATON ROUGE      LA  NS 5500 RASU              80.63    57.61

DALTON LABORDE NO.2              NESSER                    E. BATON ROUGE      LA  NS 5500 RASU              57.82    44.46

DALTON LABORDE NO.3              NESSER                    E. BATON ROUGE      LA  NS 5500 RASU              -        -

G-MEN LOC. 1                     NUECES BAY                NUECES              TX  MID FRIO                  100.00   78.99

BIRDSONG GU NO.1                 OAK HILL                  GREGG               TX  COTTON VALLEY             -        0.02

COLLIER GU NO.1                  OAK HILL                  GREGG               TX  COTTON VALLEY             -        -

LAKE CHEROKEE G.U. NO.1          OAK HILL                  GREGG               TX  COTTON VALLEY             -        -

MARY C. ARMSTRONG NO. 2          OVERTON                   ADAMS               MS  BARKSDALE                 24.82    18.62

MARY C. ARMSTRONG NO. 3          OVERTON                   ADAMS               MS  BARKSDALE                 24.82    18.62

MARY C. ARMSTRONG NO. 6          OVERTON                   ADAMS               MS  BARKSDALE                 -        -

VAUGHEY NO. 1                    OWEN CREEK                FRANKLIN            MS  BARKSDALE                 36.90    28.86

A. B. LAWRENCE                   PETKAS                    CHAMBERS            TX  FRIO 7650                 -        -

TROY CASEY LEASE                 PETKAS                    CHAMBERS            TX  FRIO 7650                 3.60     2.50

YOCKEY NO. 1                     PHASE FOUR                WHARTON             TX  YEGUA 10500               -        0.07

AGNES WEST                       PLACEDO EAST              VICTORIA            TX  FRIO 6200                 0.37     0.28

LEFEBVRE NO. 1                   PORT ALLEN                W. BATON ROUGE      LA  DEEP                      100.00   75.00

MARTINEZ A NO. 1                 RINCON                    STARR               TX  5530' SAND                20.41    14.85

RF FEDERAL NO. 1                 ROXIE                     FRANKLIN            MS  BENBROOK                  36.90    32.83

RF FEDERAL NO. 2                 ROXIE                     FRANKLIN            MS  MCKITTRICK                -        -

M. D. D. DUPONT NO. 1            SCOTT                     LAFAYETTE           LA  STUTES RB SUA             -        3.00

CROSBY SR NO. 1                  TAR CREEK NORTH           WILKINSON           MS  MCKITTRICK                -        -

CROSBY SR NO. 2                  TAR CREEK NORTH           WILKINSON           MS  WILSON                    30.01    22.51

STATE TRACT 73-3A(RC1)           UMBRELLA POINT            CHAMBERS            TX  FRIO F-1 SAND             100.00   85.00

STATE TRACT 74 F-5 UNIT          UMBRELLA POINT            CHAMBERS            TX  FRIO F-5 SAND             100.00   83.50

STATE TRACT 74-3A                UMBRELLA POINT            CHAMBERS            TX  FRIO F-14 SAND            100.00   83.50

STATE TRACT 74-5                 UMBRELLA POINT            CHAMBERS            TX  FRIO F-8 SAND             100.00   83.50

STATE TRACT 74-9                 UMBRELLA POINT            CHAMBERS            TX  FRIO F-10 SAND            100.00   83.50

STATE TRACT 87 F-5 UNIT          UMBRELLA POINT            CHAMBERS            TX  FRIO F-5 SAND             100.00   83.50

STATE TRACT 87-1(RC1)            UMBRELLA POINT            CHAMBERS            TX  FRIO F-1 SAND             100.00   83.50

STATE TRACT 87-10(RC1)           UMBRELLA POINT            CHAMBERS            TX  FRIO F-11 SAND            100.00   83.50

STATE TRACT 87-11U(RC1)          UMBRELLA POINT            CHAMBERS            TX  FRIO F-8 SAND             100.00   83.50

STATE TRACT 87-12 L              UMBRELLA POINT            CHAMBERS            TX  FRIO F-15 SAND            100.00   83.50

STATE TRACT 87-6U                UMBRELLA POINT            CHAMBERS            TX  FRIO F-4 SAND             100.00   83.50

STATE TRACT 87-9                 UMBRELLA POINT            CHAMBERS            TX  FRIO F-8                  -        -

STATE TRACT 88 F-15 UNIT         UMBRELLA POINT            CHAMBERS            TX  FRIO F-15                 100.00   85.00

STATE TRACT 88 F-5 UNIT          UMBRELLA POINT            CHAMBERS            TX  FRIO F-5                  100.00   85.00

STATE TRACT 88-13B               UMBRELLA POINT            CHAMBERS            TX  FRIO F-10 SAND            100.00   85.00

STATE TRACT 88-14B L             UMBRELLA POINT            CHAMBERS            TX  FRIO F-5 SAND             100.00   85.00

STATE TRACT 88-5B(RC1)           UMBRELLA POINT            CHAMBERS            TX  FRIO F-6/7 SAND           100.00   87.50

STATE TRACT 88-6B(RC1)           UMBRELLA POINT            CHAMBERS            TX  FRIO F-1A SAND            100.00   87.50

STATE TRACT 88-7B(RC1)           UMBRELLA POINT            CHAMBERS            TX  FRIO F-8 SAND             100.00   87.50

BRIGHT SPOT NO. 1                UMBRELLA POINT DEEP       CHAMBERS            TX  FRIO F-18                 100.00   83.50

DEEP LOCATION NO. 1              UMBRELLA POINT DEEP       CHAMBERS            TX  FRIO F-28                 100.00   83.50

DEEP LOCATION NO. 2              UMBRELLA POINT DEEP       CHAMBERS            TX  FRIO F-28                 100.00   83.50

STRAGO-BYRD 26-13 #2             VOCATION                  MONROE              AL  14000 SMACKOVER           12.50    9.37

SL 750 "A"                       WHITE POINT FIELD         NUECES              TX  6000' SAND                50.00    39.00

W. LAKE ARTHUR ST                W. LAKE ARTHUR            JEFF DAVIS          LA  MIOCENE                   20.00    14.40

WYELLOWLCREEKRWESTUNIT                                     WAYNE               MS  EUTAW                     -        0.53

* Average WI % is 1.5 %, average NRI % is .96% for wells included in the DAVIDSON RANCH CENTRAL PROCESSING FACILITY.

Item 7.           Financial Statements and Exhibits

(a)       Financial Statements of business acquired.


(b)       Pro Forma Financial Information.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  PANACO, Inc.

Date: October 10, 1997                  /s/Todd R. Bart
     -------------------               ----------------------
                                          Todd R. Bart
                                          Secretary

                         Report of Independent Auditors

Board of Directors
Goldking Companies, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheets of Goldking Companies, Inc. and Subsidiaries as of December 31, 1996, and 1995, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Goldking Companies, Inc. and Subsidiaries at December 31, 1996 and 1995, and the consolidated results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.


Ernst & Young LLP
September 2, 1997




                                      Goldking Companies, Inc. & Subsidiaries
                                            Consolidated Balance Sheets


                                                                                  December 31,
                                                                         1996                      1995
                                                              -----------------------------------------------------

Assets
Current assets:
   Cash and cash equivalents                                     $         896,000         $         193,000
   Restricted cash                                                       1,358,000                   802,000
   Short-term investments                                                   72,000                    72,000
   Accounts receivable, net                                              4,193,000                 3,142,000
   Advances to affiliates, officers, and shareholders                    1,486,000                   924,000
   Prepaid expenses and other                                               27,000                         -
                                                              -----------------------------------------------------
Total current assets                                                     8,032,000                 5,133,000

Property and equipment:
   Oil and gas properties, full-cost method                             23,683,000                17,718,000
   Pipeline and ROW                                                      1,682,000                 1,681,000
   Other property                                                        1,104,000                 1,097,000
                                                              -----------------------------------------------------
                                                                        26,469,000                20,496,000

   Accumulated depreciation, depletion, and amortization
      (Note 9)                                                         (12,097,000)               (9,852,000)
                                                              -----------------------------------------------------
                                                                        14,372,000                10,644,000

Other assets:
   Organization,   deferred  and  other  costs  (Note  7),  net  of  accumulated amortization  of  $144,000  and  $39,000 at  December  31,  1996 and 1995,
      respectively
                                                                         1,106,000                   953,000
                                                              -----------------------------------------------------
Total other assets                                                       1,106,000                   953,000
                                                              -----------------------------------------------------
Total assets                                                     $      23,510,000         $      16,730,000
                                                              -----------------------------------------------------



                                                                                  December 31,
                                                                         1996                       1995
                                                              ------------------------------------------------------

Liabilities and stockholders' equity Current liabilities:
   Accounts payable                                              $       3,491,000         $       2,876,000
   Oil and gas distributions payable                                     2,810,000                 2,484,000
   Current maturities of long-term debt (Note 3)                         1,243,000                 1,342,000
   Accrued interest                                                        228,000                   226,000
   Advances from joint-interest participants                               502,000                    44,000
   Accrued and other liabilities                                           119,000                   403,000
                                                              ------------------------------------------------------
Total current liabilities                                                8,393,000                 7,375,000

Contingent liabilities (Note 6)                                            713,000                   235,000
Long-term debt, net of discount of $786,000 and $929,000 at
   December 31, 1996 and 1995, respectively (Note 3)
                                                                        11,639,000                 7,961,000

Stockholders' equity:
   Common stock, $.001 par value:
      Authorized shares - 100,000
      Issued and outstanding shares - 10,000                                     -                         -
   Additional paid-in capital                                            1,753,000                 1,753,000
   Retained earnings (deficit)                                           1,012,000                  (594,000)
                                                              ------------------------------------------------------
Total stockholders' equity                                               2,765,000                 1,159,000






                                                              ======================================================
Total liabilities and stockholders' equity                       $      23,510,000         $      16,730,000
                                                              ======================================================




                                              See accompanying notes.





                                      Goldking Companies, Inc. & Subsidiaries
                                       Consolidated Statement of Operations


                                                                        Year Ended December 31,

                                                                       1996                  1995
                                                              ---------------------------------------------
Revenues:
   Oil and gas revenues                                            $   7,637,000       $     4,268,000
   Interest income                                                        42,000                41,000
   Gain on asset sales                                                   430,000                10,000
   Miscellaneous                                                         549,000                49,000
                                                              ---------------------------------------------
Total revenues                                                         8,658,000             4,368,000

Costs and expenses:
   Lease operating expense                                             1,869,000             2,097,000
   Taxes                                                                 669,000               491,000
   Depreciation, depletion, and amortization                           2,245,000             2,453,000
   General and administrative expense                                    813,000               741,000
   Interest and amortization of debt discount                          1,456,000               818,000
                                                              ---------------------------------------------
Total costs and expenses                                               7,052,000             6,600,000
                                                              =============================================
Net income (loss)                                                  $   1,606,000       $    (2,232,000)
                                                              =============================================





                                              See accompanying notes.





                     Goldking Companies, Inc. & Subsidiaries
                 Consoidated Statements of Stockholders' Equity

                                                                              Additional Paid-In
                                             Common Stock   Retained Earnings       Capital
                                                                                                       Total
                                           -------------------------------------------------------------------------

Balance at January 1, 1995                       $   -        $     1,638,000 $     1,753,000      $     3,391,000
      Net loss - 1995                                -             (2,232,000)          -               (2,232,000)
                                           -------------------------------------------------------------------------
Balance at December 31, 1995                         -               (594,000)       1,753,000           1,159,000
      Net income - 1996                              -              1,606,000           -                1,606,000
                                           -------------------------------------------------------------------------
                                           =========================================================================
Balance December 31, 1996                        $   -        $     1,012,000 $     1,753,000      $     2,765,000
                                           =========================================================================





                                              See accompanying notes.




                                      Goldking Companies, Inc. & Subsidiaries
                                       Consolidated Statements of Cash Flows



                                                                         Year ended December 31
                                                                       1996                  1995
                                                              ---------------------------------------------

Operating activities
Net income (loss)                                                $     1,606,000       $    (2,232,000)
Adjustments to  reconcile  net income  (loss) to net cash  provided by (used in)
   operating activities:
      Amortization of debt discount and deferred costs
                                                                         247,000               110,000
      Depreciation, depletion, and amortization                        2,245,000             2,453,000
      Interest expense included as debt principal                        283,000               259,000
      Gain on asset sales                                               (430,000)              (10,000)
      Changes in operating assets and liabilities:
         Restricted cash                                                (556,000)             (802,000)
         Accounts receivable                                          (1,051,000)           (1,430,000)
         Due from affiliates, net                                       (562,000)             (235,000)
         Prepaid costs                                                   (27,000)              236,000
         Other assets                                                   (258,000)             (314,000)
         Accounts payable                                                615,000              (642,000)
         Oil and gas distributions payable                               326,000             1,776,000
         Accrued and other liabilities                                  (282,000)              452,000
         Advances from joint-interest participants                       458,000              (179,000)
         Contingent liabilities                                          478,000               235,000
                                                              ---------------------------------------------
Net cash provided by (used in) operating activities                    3,092,000              (323,000)

Investing activities
Proceeds from sale of property and equipment                             550,000             2,865,000
Investments in property, plant, and equipment, net                    (6,093,000)          (10,249,000)
                                                              ---------------------------------------------
Net cash used in investing activities                                 (5,543,000)           (7,384,000)

Financing activities
Proceeds from long-term borrowings                                     4,629,000             8,903,000
Payments on long-term borrowings                                      (1,475,000)             (876,000)
Financing costs                                                                -              (172,000)
                                                              ---------------------------------------------
Net cash provided by financing activities                              3,154,000             7,855,000
                                                              ---------------------------------------------
Net increase in cash and cash equivalents                                703,000               148,000
Cash and cash equivalents at beginning of year                           193,000                45,000
                                                              =============================================
Cash and cash equivalents at end of year                         $       896,000       $       193,000
                                                              =============================================

                                              See accompanying notes.


                    Goldking Companies, Inc. and Subsidiaries
                   Notes to Consolidated Financial Statements


                                December 31, 1996


1. Organization and Summary of Significant Accounting Policies

Organization

Goldking Companies, Inc. and Subsidiaries, a Delaware corporation, was formed on October 31, 1996 as a wholly owned subsidiary of The Union Companies, Inc. ("TUCI"), and as the direct parent of Goldking Oil & Gas Corp. ("GKOG"), a Texas corporation; Goldking Production Company ("GKPC"), a Texas corporation; and Hill Transportation Co., Inc. ("HTC"), a Louisiana corporation. Goldking Trinity Bay Corp. ("GKTB"), a Texas corporation, is a wholly owned subsidiary of GKOG and Umbrella Point Gathering Co., LLC ("UPGC"), a Texas limited liability corporation, is a wholly owned subsidiary of HTC.

GKOG was formed on June 18, 1990 initially under the name of Union Associates, Inc. The company became a wholly owned subsidiary of TUCI on May 15, 1992. GKTB was formed on May 25, 1995 to acquire certain oil and gas properties in Trinity Bay, Galveston County, Texas. GKPC was formed on January 31, 1992 as a contract operator of oil and gas wells on the Gulf Coast and adjoining states. HTC was formed on February 24, 1978 and owns and operates a 13-mile-long gas pipeline in Louisiana. UPGC was formed on January 25, 1996 as a subsidiary of HTC to assist in the buying and selling of pipelines, and has a duration of 30 years from the date of formation.

Goldking Companies, Inc. and Subsidiaries (the "Companies") are independent energy companies primarily engaged in the acquisition, exploration, development, and production of crude oil and natural gas.

The formation of the Companies has been treated as a pooling of interest as of January 1, 1995. On the formation date, Goldking Companies, Inc., exchanged with TUCI 10,000 shares, $0.001 par value, of common stock for 100% of the outstanding common stock of GKPC, GKOG, and HTC.

The consolidated financial statements include the accounts of the Companies, and all significant intercompany accounts and transactions have been eliminated.

Cash and Cash Equivalents

The Companies consider all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Short-Term Investments

As of December 31, 1996, short-term investments consisted of various equity securities at cost, which approximates fair market values.

Oil and Gas Properties

The Companies utilize the full-cost method to account for investments in oil and gas properties. Under this method, all direct costs associated with the acquisition, development, and exploration for oil and gas properties are capitalized. Included in capitalized costs for the years ended December 31, 1996 and 1995, are internal costs that are directly identified with acquisition, exploration, and development activities. Oil and gas properties, and estimated future development and abandonment costs are depleted using the units-of-production method based on the ratio of current production to estimated proved oil and gas reserves, as prepared by independent petroleum consultants. Costs directly associated with the acquisition and evaluation of unproved properties are excluded from the amortization computation, until it is determined whether or not impairment has occurred. As of December 31, 1996 and 1995, there were no such exclusions from the amortization computations.

Nominal dispositions of oil and gas properties are recorded as adjustments to capitalized costs, with no gain or loss recognized unless such adjustments would alter significantly the relationship between capitalized costs and proved reserves of oil and gas.

To the extent that capitalized costs of oil and gas properties, net of accumulated depreciation, depletion, and amortization, exceed the after-tax discounted future net revenues of proved oil and gas reserves, such excess capitalized costs would be charged to operations. No such write-down in book value was required at December 31, 1996 and 1995.

Administrative Overhead Reimbursement

The Companies, as operator of drilling and/or producing properties, was reimbursed by the nonoperators for administration, supervision, office services, and warehousing costs on an annually adjusted fixed rate basis per well, per month. These charges are applied as a reduction of general and administrative expenses for purposes of the statements of operations.

Other Property

Other property and equipment are recorded at cost and are depreciated over an estimated useful life of five years, using the straight-line method.

Production Imbalances

The Companies follow the sales method of accounting for natural gas revenues. Under this method, revenues are recognized based on actual volumes of gas sold to purchasers. The volumes of gas sold, however, may differ from the volumes to which the Companies are entitled because joint interest owners may take more or less than their ownership interest of natural gas volumes. Imbalances are monitored to minimize significant imbalances, and such imbalances were not significant at December 31, 1996 and 1995.

Revenues

The Companies recognize crude oil and natural gas revenues from their interests in producing wells, as crude oil and natural gas is sold from those wells. Revenue from the processing and gathering of natural gas is recognized in the period the service is performed.

Income Taxes

The Companies file federal income tax returns on a consolidated basis with their parent and other members of their affiliated group. For financial statement purposes, income taxes are provided as though the Companies file separate income tax returns; however, those companies incurring losses or credits are allocated the tax benefit based on TUCI's ability to utilize such losses or credits.

The Companies account for income taxes using the asset and liability method. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income, in the period that includes the enactment date.

Use of Estimates

Management has made a number of estimates and assumptions relating to the reporting of assets and liabilities, and to the disclosure of contingent assets and liabilities, to prepare these consolidated financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

2. Income Taxes

No income tax provision was recorded for the year ended December 31, 1996 primarily due to recognizing the benefits of operating loss carryforwards of approximately $587,000.


Significant components of the Company's deferred tax assets and liabilities as of December 31, 1996 and 1995 are as follows:

                                                        December 31
Gross deferred tax assets:                        1996              1995
                                            ------------------------------------

   Depreciation, depletion, and amortization  $     1,998,000  $     1,799,000
   Net operating loss carryforwards                 1,638,000        1,229,000
   Other                                               20,000            1,000
                                            ------------------------------------
Gross deferred tax assets                           3,656,000        3,029,000
Valuation allowance                                (1,341,000)      (1,499,000)
                                            ------------------------------------
Net deferred tax assets                             2,315,000        1,530,000

Gross deferred tax liabilities:
   Intangible drilling costs                       (2,315,000)      (1,530,000)
                                            ====================================
Net deferred tax liabilities                  $             -  $             -
                                            ====================================


At December 31, 1996, the Company had $4,550,000 of net operating losses which will be carried forward and will expire between 2007 and 2010.

The Companies have a valuation allowance because the Companies believe that some of the deferred tax assets may not be realizable.

3. Debt

On January 9, 1996, GKOG entered into a reserve-based $10 million revolving line of credit agreement with a bank (the "Line of Credit"), which is secured by GKOG's oil and gas properties. This agreement replaces an existing revolving line of credit. The amount available to be drawn under the Line of Credit is determined by a borrowing-base calculation which is redetermined periodically by the bank. The Line of Credit matures January 9, 1999 and bears interest at prime plus 0.75% (9% at December 31, 1996). At December 31, 1996, the outstanding amount advanced on the Line of Credit was $2,656,000.

GKTB entered into a loan agreement (the "Loan") in 1995 with a lending institution in the amount of $8,772,000 secured by GKTB's properties in Trinity Bay. Collateralized net book value at December 31, 1996 and 1995 was $8,044,000 and $6,353,000, respectively. The Loan requires quarterly principal and interest payments beginning January 1, 1996 for a period of nine years with a subsequent balloon payment. In addition to the scheduled principal payments, commencing January 1, 1996, the Loan also requires a contingent principal payment equal to a percentage of the net cash flow (as defined) for the immediately preceding quarter. At December 31, 1996, the outstanding Loan balance was $7,288,000 and $5,980,000, respectively. The Loan also provides for an additional payment to the lender in the amount of $1,000,000, which serves as a discount and is being amortized into interest expense over the term of the Loan agreement. The additional amount is to be repaid quarterly beginning January 1, 1996 based on percentages of the net cash flow for the immediately preceding quarter. All payments for the additional amount will be applied first to the interest on the additional amount and then to the principal balance. Interest not paid when due will be added to the principal balance of the additional amount. GKTB's portion of oil and gas sales proceeds from the Trinity Bay properties is held in a restricted cash account by the lending institution for payment of principal and interest. Interest rates at December 31, 1996 and 1995 were 10.73% and 10.82%, respectively. The Loan agreement contains, among other things, provisions for the maintenance of certain financial ratios and covenants. GKTB incurred financing costs in connection with the Loan of $172,000, which are being amortized over the term of the Loan. These financing costs (net of amortization) are included in deferred costs.

During 1995, GKOG entered into an agreement with Tenneco Ventures, Inc. ("Tenneco"), pursuant to which Tenneco purchased from GKOG a Term Overriding Royalty Interest in certain properties (the "Term Override"). The proceeds of the Tenneco funding were used by GKOG to finance the drilling and completion of certain unproved properties, the construction of a pipeline, and for drilling other specified unproved prospects. The Term Override terminates when Tenneco has received proceeds from the Term Override equal to the amount advanced by Tenneco for the purchase of the Term Override plus an annualized internal rate of return. During 1995, the internal rate of return per the agreement was 25%. During 1996, the agreement was renegotiated to state an internal rate of return of 18% retroactively to day one of the agreement. Current year balances have been adjusted to reflect the change in rates. At December 31, 1996 and 1995, $2,633,000 and $2,035,000, respectively, were outstanding and reflected as long-term debt.

3. Debt (continued)

Based on third-party reserve estimates at December 31, 1996, the future revenue attributable to the Term Override will not be sufficient to pay the 18% rate of return necessary to terminate the Term Override as described above. There is no recourse to the Companies if the proceeds from the Term Override are insufficient to pay the 18% rate of return. The difference between the 18% rate of return and the amounts paid to Tenneco from the Term Override since September 1996 was $100,000 and is not reflected in the balance sheets of the Companies. If future revenues are insufficient to allow payment of the principal balance, reductions to the liability will be applied against the full cost pool. Accrued interest prior to September 1996 was added to the outstanding principal balance.

Interest paid on outstanding debt during 1996 and 1995 was $1,244,000 and $301,000, respectively.

Scheduled debt maturities for the next five years and thereafter are as follows:

               1997                                     $     1,243,000
               1998                                           1,146,000
               1999                                           1,003,000
               2000                                             955,000
               2001                                             955,000
               Thereafter                                     8,366,000
                                                      ------------------
               Total                                         13,668,000
               Less discount                                    786,000
                                                      ==================
               Net                                      $    12,882,000
                                                      ==================

4. Related Party Transactions

Advances to affiliates are incurred by the Companies in the ordinary course of business, and include $693,000 and $295,000 advanced to officers of the Company as of December 31, 1996 and 1995, respectively. Such balances have no terms related to settlement and do not bear interest. The respective parties' intent for settlement has been used as a basis for classifying such balances in the financial statements.

During 1996 and 1995, $21,000 and $2,000, respectively, of legal fees were incurred by the Companies for services performed by Looper, Reed, Mark & McGraw, Incorporated, a law firm in which the president of the Companies was associated.

5. Noncash Transactions

During 1995, a debt agreement was entered into which requires a $1,000,000 payment in addition to the actual borrowed amount. The amount, reflected as a discount to debt, is being amortized over the anticipated life of the agreement. During 1996 and 1995, interest expense of $283,000 and $259,000, respectively, was included as principal on outstanding debt balances.

6. Commitments and Contingencies

Litigation

From time to time, the Companies are involved in litigation relating to claims arising out of their operations in the normal course of business. At December 31, 1996 and 1995, the Companies were not engaged in any legal proceedings that are expected, individually or in the aggregate, to have a material adverse effect on the Companies' financial statements.

Contingent Liabilities

The Companies are involved in disputes with several oil companies, acting in their capacities as the operators of wells in which GKOG owns an interest. Management believes the operators have made a number of excessive charges in connection with operating the wells, and the Companies are on record as opposing those charges and being unwilling to pay them. Pending further negotiations, these amounts, totaling $713,000 and $235,000 as of December 31, 1996 and 1995, respectively, have been reclassified from current accounts payable to contingent liabilities.

Concentration of Credit Risk

Financial instruments which potentially expose the Companies to credit risk consist principally of trade receivables and crude oil and natural gas price swap agreements. Accounts receivable are generally from companies with significant oil and gas marketing activities which would be impacted by conditions or occurrences affecting that industry (see Note 7).

Leases

For the years ended December 31, 1996 and 1995, the Companies incurred rent expense of approximately $132,000 and $126,000, respectively. Future minimum rental payments are as follows at December 31, 1996:

               1997                                 $    128,000
               1998                                 $     39,000
               1999                                 $     10,000
               2000                                 $     10,000
               2001                                 $      4,000
               Thereafter                           $          -

7. Financial Derivatives

The  Companies  have  only  limited   involvement   with  derivative   financial
instruments and do not use them for trading purposes. They are used to manage well-defined price risks.

During 1996 and 1995, GKTB entered into a crude oil price swap and oil and gas put options with third parties. These instruments hedge against potential fluctuations in future prices for GKTB's anticipated production volumes based on current engineering estimates. The instruments qualify as hedges; therefore, any gain and losses will be recorded when related oil or gas production has been delivered. The cost of entering into the instruments has been recorded as a deferred cost on the balance sheets and is being amortized over the life of the instruments. At December 31, 1996 and 1995, the unamortized deferred cost is $459,000 and $263,000, respectively, which is being amortized to revenues on a straight-line basis over the terms of the related contracts.

At December 31, 1996, the crude oil swap agreement was for 110,194 barrels at $17.12 from January 1, 1997 through December 31, 2000. Gas put options were for an aggregate 529,425 MMBtu at $1.87 from January 1, 1997 through December 31, 2000. Oil put options were for an aggregate 55,112 barrels at $17.62 from January 1, 1997 through December 31, 2000.

At December 31, 1995, the crude oil swap agreement was for 148,000 barrels at $17.12 from August 1995 through December 2000. Gas put options were for an aggregate 730,000 MMBtu at $1.87 from August 1995 through December 2000. Oil put options were for an aggregate 74,000 barrels at $17.62 from August 1995 through December 2000.

If a mark-to-market adjustment were recorded at December 31, 1996, these derivative contracts would result in a net loss of $600,000. However, GKTB intends to maintain these options through their maturity as long-term hedges of crude oil and natural gas price risk from producing activities. Therefore, the losses implied by the mark-to-market calculation have not been recognized.

Oil and gas revenues were decreased by $266,000 in 1996 and increased by $12,000 in 1995 as a result of such hedging activity.

8. Determination of Fair Values of Financial Instruments

Fair value for cash, accounts receivables, investments, payables, and long-term debt approximates carrying value. The fair market values of advances to affiliates, officers, and stockholders, and notes receivable, affiliates are not practicable to determine.

9. Accumulated Depreciation, Depletion, and Amortization

The balances relating to accumulated depreciation, depletion, and amortization ("DD&A") as of December 31, 1996 and 1995 have changed subsequent to our audit report issued April 9, 1997. Upon auditing the 1995 amount, which was unaudited in the April 9, 1997 report. DD&A expense for 1995 was increased $1,121,000 and accumulated DD&A was increased from $8,731,000 to $9,852,000 as of December 31, 1996. Accumulated DD&A increased from $10,976,000 to $12,097,000 as of December 31, 1996, as a result of this change.

10.   Major Customers

The Companies sell their production under contracts with various purchasers, with certain domestic purchasers accounting for sales of 10% or more per year as follows:

                  1996                                          25%, 18%, 16%
                  1995                                          38%

11. Subsequent Event

On July 31, 1997, Goldking was acquired by Panaco, Inc.

            Supplemental Information - Disclosures About Oil and Gas
                        Producing Activities - Unaudited


The following supplemental information regarding the oil and gas activities of the Company is presented pursuant to the disclosure requirements promulgated by the Securities and Exchange Commission and Statement of Financial Accounting Standards ("SFAS") No. 69, Disclosure About Oil and Gas Activities.

The following estimates of reserve quantities and related standardized measure of discounted future net cash flow are estimates only, and do not purport to reflect realizable values or fair market values of the Companies' reserves. The Companies emphasize that reserve estimates are inherently imprecise and that estimates of new discoveries are more imprecise than those of producing oil and gas properties. Additionally, the prices of oil and gas have been very volatile and downward changes in prices can significantly affect quantities that are economically recoverable. Accordingly, these estimates are expected to change as future information becomes available and the changes may be significant. All of the Companies' proved reserves are located in the United States.

Proved reserves are estimated reserves of crude oil and natural gas that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are those expected to be recovered through existing wells, equipment, and operating methods.

The standardized measure of discounted future net cash flows is computed by applying year-end prices of oil and gas (with consideration of price changes only to the extent provided by contractual arrangements) to the estimated future production of proved oil and gas reserves, less estimated future expenditures (based on year-end costs) to be incurred in developing and producing the proved reserves, less estimated future income tax expenses. The estimated future net cash flows are then discounted using a rate of 10% a year to reflect the estimated timing of the future cash flows.

The Company has not filed any reserve estimates with any federal authorities or agencies.



                                       Proved Oil and Gas Reserve Quantities

                                                    Oil               Gas
                                                  reserves         reserves
                                                  (bbls.)            (Mcf)
                                              ----------------- ----------------

Balance December 31, 1994                          1,103,817         8,554,300
Revisions of previous estimates                      312,639         1,464,600
Purchases of reserves in place                       195,209         1,372,000
Sales of reserves in place                          (232,300)         (655,500)
Extensions, discoveries, and other additions         139,704         1,834,900
Production                                          (207,778)       (1,342,300)
                                              ----------------- ----------------
Balance December 31, 1995                          1,311,291        11,228,000
Revisions of previous estimates                      111,277           514,300
Purchases of reserves in place                       787,600         2,178,700
Sales of reserves in place                                 -                 -
Extensions, discoveries, and other additions         143,900         6,349,000
Production                                          (144,938)       (1,619,100)
                                              ================= ================
Balance December 31, 1996                          2,209,130        18,650,900
                                              ================= ================

Proved developed reserves:
   December 31, 1994                               1,066,822         7,444,200
   December 31, 1995                               1,010,644         9,668,100
   December 31, 1996                               1,396,569        11,741,700



                       Standardized Measure of Discounted Future Net Cash Flows and Changes
                                  Therein Relating to Proved Oil and Gas Reserves


                                                                                   Year ended
                                                                    December 31, 1996     December 31, 1995
                                                                   --------------------- ---------------------
Future cash inflows                                                 $    105,553,000      $     53,072,000
Future production and development costs                                  (44,132,000)          (20,812,000)
Future income tax expenses                                               (16,303,000)           (7,545,000)
                                                                   --------------------- ---------------------
Future net cash flows                                                     45,118,000            24,715,000
10% annual discount for estimated timing of
   cash flows                                                            (15,021,000)           (7,237,000)
                                                                   --------------------- ---------------------
Standardized measure of discounted future net
   cash flows                                                       $     30,097,000      $     17,478,000
                                                                   ===================== =====================

The following are the principal sources of changes in the standardized measure of discounted future net cash flows:

                                                                                   Year ended
                                                                    December 31, 1996     December 31, 1995
                                                                   --------------------- ---------------------
Beginning balance                                                    $    17,478,000       $    10,248,000
Changes in future development costs                                       (5,631,000)              531,000
Purchases of reserves in place                                             8,292,000             2,751,000
Sales of reserves in place                                                         -            (1,973,000)
Sales of oil and gas produced                                             (4,516,000)           (3,509,000)
Net changes in price and production costs                                 (7,014,000)              830,000
Extensions, discoveries, and other additions                              12,543,000             4,528,000
Revisions of previous quantity estimates                                  12,626,000             5,837,000
Accretion of discount                                                      1,874,000               957,000
Net changes in income taxes                                               (5,555,000)           (2,722,000)
                                                                   --------------------- ---------------------
Ending balance                                                       $    30,097,000       $    17,478,000
                                                                   --------------------- ---------------------



                       Standardized Measure of Discounted Future Net Cash Flows and Changes
                            Therein Relating to Proved Oil and Gas Reserves (continued)
                                                                                   Year ended
                                                                       December 31, 1996December 31, 1995
                                                                       ------------------------------------
Costs incurred
Property acquisition costs - unproved leases                                $1,807,000       $1,215,000
Property acquisition costs - proved properties                               1,598,000        7,220,000
Exploration costs                                                              135,000                -
Development costs                                                            2,995,000        1,814,000

                                                                    Year ended December 31,
                                                            1996             1995              1994
                                                     ------------------------------------------------------
Other information
Amortization per dollar of gross sales revenue
                                                             0.27              0.53             .38
Average sales price per barrel (oil)                        19.35             16.61           15.28
Average sales price per Mcf (gas)                            2.19              1.56            1.89
Average sales price per net equivalent barrel*
                                                            15.24             12.95           13.68
Average production cost per net equivalent barrel
                                                             5.12              7.85           12.10

*Natural gas converted to equivalent barrels using conversion ratio of 6:1.


                     Goldking Companies, Inc. & Subsidiaries

                         Condensed Financial Statements

                                  June 30, 1997

                                   (Unaudited)



                                      Goldking Companies, Inc. & Subsidiaries
                                             Condensed Balance Sheets
                                                    (Unaudited)



                                                                      As of                  As of
                                                                  June 30, 1997        December 31, 1996
                                                              -----------------------------------------------

Assets
Current assets:
   Cash and cash equivalents                                     $         341,000     $         896,000
   Restricted cash                                                         401,000             1,358,000
   Short-term investments                                                   72,000                72,000
   Accounts receivable, net                                              2,714,000             4,193,000
   Advances to affiliates, officers, and shareholders                    1,714,000             1,486,000
   Prepaid expenses and other                                               40,000                27,000
                                                              -----------------------------------------------
Total current assets                                                     5,282,000             8,032,000

Property and equipment:
   Oil and gas properties, full-cost method                             27,262,000            23,683,000
   Pipeline and ROW                                                      1,682,000             1,682,000
   Other property                                                        1,157,000             1,104,000
                                                              -----------------------------------------------
                                                                        30,101,000            26,469,000

   Accumulated depreciation, depletion, and amortization
                                                                       (13,070,000)          (12,097,000)
                                                              -----------------------------------------------
                                                                        17,031,000            14,372,000

Other assets:
   Organization,  deferred and other costs,  net of accumulated  amortization of
      $141,000 and $141,000 at June 30, 1997 and December 31,1996, respectively
                                                                         1,026,000             1,106,000
                                                              -----------------------------------------------
Total other assets                                                       1,026,000             1,106,000
                                                              -----------------------------------------------
Total assets                                                     $      23,339,000     $      23,510,000
                                                              -----------------------------------------------





                                                                      As of                  As of
                                                                  June 30, 1997        December 31, 1996
                                                              -----------------------------------------------

Liabilities and stockholders' equity Current liabilities:
   Accounts payable                                              $       3,960,000     $       3,491,000
   Oil and gas distributions payable                                     1,633,000             2,810,000
   Current maturities of long-term debt                                  1,181,000             1,243,000
   Accrued Interest                                                        247,000               228,000
   Advances from joint-interest participants                               112,000               502,000
   Accrued and other liabilities                                            73,000               119,000
                                                              -----------------------------------------------
Total current liabilities                                                7,206,000             8,393,000

Contingent liabilities                                                     654,000               713,000

Long-term  debt,  net of discount of $714,000  and $786,000 at June 30, 1997 and
   December 31, 1996, respectively
                                                                        13,102,000            11,639,000

Stockholders' equity:
   Common stock, $.001 par value:
      Authorized shares - 100,000
      Issued and outstanding shares - 10,000                                     -                     -
   Additional paid-in capital                                            1,753,000             1,753,000
   Retained earnings                                                       624,000             1,012,000
                                                              -----------------------------------------------
Total stockholders' equity                                               2,377,000             2,765,000






                                                              ===============================================
Total liabilities and stockholders' equity                       $      23,339,000     $      23,510,000
                                                              ===============================================



                                              See accompanying notes.




                                      Goldking Companies, Inc. & Subsidiaries
                                         Statements of Income (Operations)
                                         For the Six Months Ended June 30,
                                                    (Unaudited)


                                                                       1997                  1996
                                                              ---------------------------------------------

Revenues:
   Oil and gas revenues                                            $   3,531,000       $     3,176,000
   Interest income                                                        53,000                17,000
   Miscellaneous                                                          64,000               276,000
                                                              ---------------------------------------------
Total revenues                                                         3,648,000             3,469,000

Costs and expenses:
   Lease operating expense                                             1,573,000               818,000
   General and administrative expense                                    401,000               457,000
   Production and ad valorem taxes                                       281,000               223,000
   Interest                                                              807,000               848,000
   Depreciation, depletion, and amortization                             974,000               624,000
                                                              ---------------------------------------------
Total costs and expenses                                               4,036,000             2,970,000
                                                              =============================================
Net income (loss)                                                  $    (388,000)      $       499,000
                                                              =============================================





                                              See accompanying notes.




                                      Goldking Companies, Inc. & Subsidiaries
                                        Statements of Stockholders' Equity
                                                    (Unaudited)




                                                                                    Additional Paid-In
                                                    Common Stock Retained Earnings       Capital
                                                                                                             Total
                                                    ---------------------------------------------------------------------

Balances December 31, 1995                                $   -       $   (594,000)     $ 1,753,000      $     1,159,000
   Net Income                                                 -          1,606,000           -                 1,606,000
                                                    ---------------------------------------------------------------------
Balance December 31, 1996                                     -          1,012,000      $ 1,753,000            2,765,000
   Net income                                                 -           (388,000)          -                  (388,000)
                                                    =====================================================================
Balance June 30, 1997                                     $   -      $     624,000      $ 1,753,000         $  2,377,000
                                                    =====================================================================





                                              See accompanying notes.




                                      Goldking Companies, Inc. & Subsidiaries
                                           Statements of Cash Flows
                                           Six Months Ended June 30,
                                                    (Unaudited)


                                                                       1997                  1996
                                                              ---------------------------------------------

Operating activities
Net income (loss)                                                $      (388,000)      $       499,000
Adjustments to  reconcile  net income  (loss) to net cash  provided by (used in)
   operating activities:
      Depreciation, depletion, and amortization                          974,000               624,000
      Changes in operating assets and liabilities:
         Restricted cash                                                 957,000              (169,000)
         Accounts receivable                                           1,251,000              (289,000)
         Prepaid costs                                                   (13,000)              (87,000)
         Accounts payable                                                469,000             1,234,000
         Oil and gas distributions payable                            (1,177,000)                    -
         Accrued and other liabilities                                  (417,000)              117,000
         Contingent liabilities                                          (59,000)                    -
            Other                                                         80,000                     -
                                                              ---------------------------------------------
Net cash provided by (used in) operating activities                    1,677,000             1,929,000

Investing activities
Investments in property, plant, and equipment, net                    (3,633,000)           (3,250,000)
                                                              ---------------------------------------------
Net cash used in investing activities                                 (3,633,000)           (3,250,000)

Financing activities
Net proceeds from long-term borrowings                                 1,401,000             1,754,000

Net decrease in cash and cash equivalents                               (555,000)              433,000

Cash and cash equivalents at beginning of period                         896,000               193,000

                                                              =============================================
Cash and cash equivalents at end of period                       $       341,000       $       626,000
                                                              =============================================



                                              See accompanying notes.


                     Goldking Companies, Inc. & Subsidiaries
                     Condensed Notes to Financial Statements




In the opinion of management, the accompanying unaudited financial statements contain all adjustments necessary to present fairly the financial position as of June 30, 1997 and December 31, 1996 and the results of operations and changes in stockholder's equity and cash flows for the periods ended June 30, 1997 and 1996. Most adjustments made to the financial statements are of a normal, recurring nature. Although the Companies believe that the disclosures are adequate to make the information presented not misleading, certain information and footnote disclosures, including significant accounting policies, normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission (the "SEC"). These financial statements should be read in conjunction with the Companies' annual audited financial statements.

On July 30, 1997, PANACO, Inc. acquired the Goldking Companies for a combination of cash, shareholder notes, PANACO Common Shares and the assumption of debt. The acquisition by PANACO did not include the Goldking Companies advances receivable from affiliates or a real estate investment, both owned by the Goldking Companies. Certain reclassification entries have been made to the Companies' historical financial statement amounts to provide for accounting and reporting consistency with PANACO, Inc. For that reason, unaudited pro forma financial information may not be presented in the same format or amounts may be classified differently than those contained in these financial statements.

                   UNAUDITED PRO FORMA COMBINED FINANCIAL DATA


The following unaudited pro forma combined financial data are derived from the Consolidated Financial Statements of the Company and certain historical financial data with respect to various assets and companies acquired by the Company. The Unaudited Pro Forma Balance Sheet at June 30, 1997 has been prepared assuming the Goldking Acquisition had occurred on June 30, 1997. The Unaudited Pro Forma Statement of Income (Operations) for the six months ended June 30, 1997 has been prepared assuming the Goldking Acquisition had been consummated January 1, 1997. The Unaudited Pro Forma Combined Statement of Income (Operations) for the year ended December 31, 1996 has been prepared assuming the Goldking Acquisition, the Amoco Acquisition and the Bayou Sorrel Field sale had all been consummated on January 1, 1996. The Amoco Acquisition occurred on October 8, 1996 and the Bayou Sorrel Field sale was effective September 1, 1996.

The unaudited pro forma combined financial data reflects the preliminary allocation of the Goldking purchase price based on June 30, 1997 Goldking financial statement amounts. The final allocation of the purchase price, including the amounts of the increases in consolidated assets and liabilities on the closing date of July 31, 1997 may differ with a resulting effect on depletion, depreciation and amortization of expense. Management does not expect these differences to be material.

The unaudited pro forma combined financial data should be read in conjunction with the notes thereto and with the Consolidated Financial Statements on the Company and the notes thereto. This data is not indicative of the financial position or results of operations of the Company which would actually have occurred if the transactions described above had occurred at the dates presented or which may be obtained in the future. In addition, future results may vary significantly from the results reflected in such statements due to various factors.

                         PANACO, Inc.
         Unaudited Condensed Pro Forma Combined Balance Sheet
                      At June 30, 1997
           (Amounts in thousands except number of shares )
                                                                Goldking      PANACO, Inc.
                                                               Acquisition       and
                                                  PANACO, Inc.  Pro Forma      Goldking
ASSETS                                               At        Adjustments    Pro Forma
                                                   6/30/97      (a)            Combined
CURRENT ASSETS
     Cash and cash equivalents                    $   1,353          8 (b)       1,361
     Accounts receivable                              6,030      2,688 (b)       8,718
     Investment in common stock                       1,701                      1,701
     Prepaid and other                                  552        847 (b)       1,399
         Total Current Assets                         9,636                     13,179
OIL AND GAS PROPERTIES, AS DETERMINED BY THE
SUCCESSFUL EFFORTS METHOD OF ACCOUNTING
     Oil and gas properties                         137,734     43,145 (c)     180,879
     Less: accumulated depreciation, depletion
     and amortization                               (87,374)       -           (87,374)
         Net Oil and Gas Properties                  50,360                     93,505

PROPERTY, PLANT AND EQUIPMENT (net)                  12,474      1,892 (d)      14,366
OTHER ASSETS
     Restricted deposits                              1,992                      1,992
     Other                                              379        265 (e)         644
        Total Other Assets                            2,371                      2,636

TOTAL ASSETS                                      $  74,841                  $ 123,686

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
     Accounts payable                              $  6,033      6,680  (f)  $  12,713
     Current portion of long-term debt                   -       1,181  (f)      1,181
        Total Current Liabilities                     6,033                     13,894

LONG-TERM DEBT                                       28,000     26,571  (g)     54,571
STOCKHOLDERS' EQUITY
    Preferred shares, ($.01 par value, 5,000,000 shares
        authorized and no shares issued or
         outstanding)                                     -                         -
     Common shares, ($.01 par value, 40,000,000 shares
         authorized and 20,382,087 issued and outstanding
         and 23,621,017 pro forma issued and
         outstanding)                                   204         32  (a)         236
     Additional paid-in capital                      53,593     14,381  (a)      67,974
     Retained earnings (deficit)                    (12,989)                    (12,989)
         Total Stockholders' equity                  40,808                      55,221

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY       $   74,841                   $ 123,686


          NOTES TO UNAUDITED CONDENSED PRO FORMA COMBINED BALANCE SHEET
                                At June 30, 1997

The Unaudited Condensed Pro Forma Combined Balance Sheet presents the combined effects of the Goldking Acquisition, as if it had been consummated on June 30, 1997. It reflects a preliminary allocation of the purchase price for the Goldking Acquisition. The final allocation of the purchase price may differ based on the actual assets and liabilities acquired by the Company on July 31, 1997, however, management does not expect these differences to be material.


     (a) The Goldking Acquisition occurred on July 31, 1997. The purchase price included $7,500,000 in cash, $6,000,000 in Shareholder Notes, 3,154,930 Common Shares valued at $4.45, and the assumption of debt described in notes (f) and
(g) below. The Company also paid a finder's fee in the amount of 84,000 Common Shares.
     (b) The Company acquired $8,000 in cash, $2,688,000 in accounts receivable and $847,000 in other current assets, primarily restricted cash and short-term funds.

     (c) Based upon the nature of the assets acquired, the Company has allocated $37,119,000 to proved oil and natural gas properties and $6,026,000 to unproved oil and natural gas properties.

     (d) The Company acquired furniture and fixtures with a net book value of $892,000, which approximates market value. The Company also allocated $1,000,000 of the net purchase to pipelines and equipment, based upon the nature of the assets acquired.

     (e) The Company acquired other long-term assets, including capitalized software costs with a net book value of $265,000, which approximates market value.

     (f) The Company's consolidated current liabilities and current maturities of long-term debt increased by $6,680,000 and $1,181,000, respectively.

     (g) The Company's consolidated long-term debt increased with the Goldking Acquisition, including Goldking's outstanding debt before the merger in the amount of $13,071,000. The adjustment also includes $6,000,000 in notes to the former shareholders of Goldking and borrowing of $7,500,000 under the Company's Bank Facility to fund the cash portion of the purchase price.


                                                   PANACO, INC.
                           Unaudited Pro Forma Combined Statement of Income (Operations)
                                      For the Six Months Ended June 30, 1997
                                   (Amounts in thousands except per share data)



                                                                                Goldking
                                                                   Goldking    Acquisition   PANACO,Inc.
                                                                  Acquisition   Pro Forma     Pro Forma
                                                       PANACO,Inc.    (a)      Adjustments     Combined
                                                     ----------------------  -------------------------

REVENUES
     Oil and natural gas sales                        $ 14,287     $ 3,595      $     -      $ 17,882


COSTS AND EXPENSES
     Lease operating expense                             5,122         962            -         6,084
     Depreciation, depletion and amortization            6,184         974          720 (b)     7,878
          Exploration expense                               67           -            -            67
     Provision for losses and (gains) on
          disposition and write-down of assets               -           -            -             -
     General and administrative expense                    389       1,015            -         1,404
     Production and ad valorem taxes                       174         282            -           456
                                                     ----------  ----------  -----------     ---------
          Total                                         11,936       3,233          720        15,889
                                                     ----------  ----------  -----------     ---------

NET OPERATING INCOME (LOSS)                              2,351         362        (720)         1,993
                                                     ----------  ----------  -----------     ---------

OTHER INCOME (EXPENSE)
     Interest expense (net)                             (1,265)       (754)        (490) (c)   (2,509)
     Unrealized gain on investment in common stock          60           -            -            60
                                                     ----------  ----------  -----------     ---------
          Total                                         (1,205)       (754)        (490)       (2,449)

NET INCOME (LOSS) BEFORE INCOME TAXES                    1,146        (392)      (1,210)         (456)

INCOME TAXES (BENEFIT)                                       -           -            -             -
                                                     ----------  ----------  -----------     ---------

NET INCOME (LOSS)                                     $  1,146     $ (392)     $ (1,210)      $  (456)

                                                     ==========  ==========  ===========     =========

EARNINGS (LOSS) PER WEIGHTED AVERAGE SHARE            $   0.07                                $ (0.02)
                                                     ==========                              =========

     Weighted average shares outstanding                18,248                    3,239 (d)    21,487
                                                     ==========                              =========



                      NOTES TO UNAUDITED PRO FORMA COMBINED
                        STATEMENT OF INCOME (OPERATIONS)
                     For the six months ended June 30, 1997

The Unaudited Pro Forma Combined Statement of Income (Operations) for the six months ended June 30, 1997 presents the combined effects of the Goldking Acquisition as if it had been consummated on January 1, 1997. It reflects a preliminary allocation of the purchase price for the Goldking Acquisition. The final allocation of the purchase price may differ based on the actual assets and liabilities acquired by the Company on July 31, 1997, however, management does not expect these differences to be material.


(a) These amounts represent the actual results of Goldking for the six months ended June 30, 1997. Certain reclassifications have been made for consistency.

(b) Goldking accounted for its oil and natural gas properties using full cost method of accounting. Pro forma entries are required to present the pro forma information for Goldking as if it had accounted for its oil and natural gas properties using the successful efforts methods and using the new basis for its oil and natural gas properties based upon the purchase on July 31, 1997.

(c) To adjust interest expense for debt incurred in financing the Goldking Acquisition, which included the $6,000,000 in notes and the borrowing of the $7,500,000 cash portion of the purchase price under the Company's Bank Facility.

(d) To adjust the weighted average shares outstanding for the issuance of Common Shares in connection with the Goldking Acquisition.


                                             PANACO, INC.
                       Unaudited Pro Forma Combined Statement of Income (Operations)
                                 For the Year Ended December 31, 1996
                            (Amounts in thousands except per share data)



                                                             Goldking
                                                 Goldking   Acquisition   PANACO, Inc.   1996     PANACO, Inc.
                                                 AcquisitionPro Forma      Pro Forma  Transactions Pro Forma
                                        PANACO,     (a)      Adjustments   Combined       (e)      Combined
                                         Inc.
                                      --------------------- --------------------------------------------------

REVENUES
 Oil and natural gas sales           $ 20,063      8,186  $      -         $ 28,249     $ 8,915   $  37,164


COSTS AND EXPENSES
 Lease operating expense                8,477      1,282         -            9,759       1,915      11,674
 Depreciation, depletion and
 amortization expense                   9,022      2,243      1,432 (b)      12,697       6,086      18,783
 Exploration expense                       -          -          -               -           -           -
 Provision for losses and (gains) on
      disposition and write-down of
      assets                               -        (430)        -           (430)           -       (430)
 General and administrative expense       772      1,402         -           2,174           -       2,174
 Production and ad valorem taxes          559        669         -           1,228       (239)         989
 West Delta fire loss                     500          -         -             500           -         500
                                     --------- ---------- ----------    --------------------------------------
          Total                        19,330      5,166      1,432          25,928       7,762      33,690
                                     --------- ---------- ----------    --------------------------------------

NET OPERATING INCOME (LOSS)               733      3,020    (1,432)           2,321       1,153       3,474
                                     --------- ---------- ----------    --------------------------------------

OTHER INCOME (EXPENSE)
 Interest expense (net)                (2,514)    (1,414)      (979) (c)     (4,907)     (1,042)     (5,949)
 Unrealized loss on investment in
   common stock                          (258)          -          -           (258)         258           -
                                     --------- ---------- ----------    --------------------------------------
          Total                        (2,772)    (1,414)      (979)         (5,165)       (784)     (5,949)

NET INCOME (LOSS) BEFORE INCOME TAXES  (2,039)      1,606    (2,411)         (2,844)         369     (2,475)

INCOME TAXES (BENEFIT)                      -          -          -               -           -           -
                                     --------- ---------- ----------    --------------------------------------

NET INCOME (LOSS)                    $ (2,039)      1,606    (2,411)         (2,844)         369     (2,475)
                                     ========= ========== ==========    ======================================

EARNINGS(LOSS)PER WEIGHTEDAVERAGE
     SHARES                          $  (0.16)                           $    (0.18)             $    (0.14)
                                     =========                          ============            ============

 Weighted average shares outstanding   12,742                 3,239 (d)      15,981       1,540      17,521
                                     =========                          ============            ============



                     NOTES TO UNAUDITED PRO FORMA COMBINED
                        STATEMENT OF INCOME (OPERATIONS)
                      For the year ended December 31, 1996



The Unaudited Pro Forma Combined Statement of Income (Operations) for the year ended December 31, 1996 presents the combined effects of the Goldking Acquisition, the Amoco Acquisition on October 8, 1996, and the sale of Bayou Sorrel Field effective September 1, 1996 as if all had consummated on January 1, 1996. It reflects a preliminary allocation of the purchase price for Goldking Acquisition. The final allocation may differ based on the actual assets and liabilities acquired on July 31, 1997, however, management does not expect these differences to be material. The Amoco Acquisition and Bayou Sorrel Field sale have been summarized as "1996 Transactions" in the pro forma data.

Goldking Acquisition

(a) These amounts represent the actual results of Goldking for the year ended December 31, 1996. Certain reclassifications have been made for consistency.

(b) Goldking accounted for its oil and natural gas properties using full cost method of accounting. Pro forma entries are required to present the pro forma information for Goldking as if it had accounted for its oil and natural gas properties using the successful efforts methods and using the new basis for its oil and natural gas properties based upon the purchase on July 31, 1997.

(c) To adjust interest expense for debt incurred in financing the Goldking Acquisition, which included the $6,000,000 in notes and the borrowing of the $7,500,000 cash portion of the purchase price under the Company's Bank Facility.

(d) To adjust the weighted average shares outstanding for the issuance of Common Shares in connection with the Goldking Acquisition.

1996 Transactions

(e)      Represents  the  total  adjustments  necessary  to  present  the  Amoco
         Acquisition on October 8, 1996 and the sale of Bayou Sorrel Field effective September 1, 1996 as if both had occurred on January 1, 1996. They include the addition of revenues and expenses from a January 1 to October 7 for the Amoco Acquisition and the reductions of such amounts for January 1 to August for the sale of Bayou Sorrel Field.